Exhibit (e)

                             Rule 466 Certification

The depositary, Citibank, N.A., represents and certifies the following:

            1. That it previously had filed a registration statement on Form F-6 (Registration No. 333-154771), which the U.S. Securities and Exchange Commission declared effective, with terms of deposit identical to the terms of deposit of this Form F-6 Registration Statement except for the shares represented by the American Depositary Shares and the name of the issuer of such shares; and

            2. That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

                                                   CITIBANK, N.A., as Depositary


                                                   By: /s/ Susan A. Lucanto
                                                       -------------------------
                                                       Name:  Susan A. Lucanto
                                                       Title: Vice President